SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        UNIVERSAL GUARDIAN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                           33-0379106
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation ororganization)                            Identification No.)


          3001 Redhill Avenue, Building 4,
                 Suites 219-226                                        92626
             Costa Mesa, California
    (Address of principal executive offices)                         (Zip Code)


          Universal Guardian Holdings, Inc. 2003 Incentive Equity Plan
                            (Full title of the plan)
                               Michael J. Skellern
                        3001 Redhill Avenue, Building 4,
                                 Suites 219-226
                          Costa Mesa, California 92626
                     (Name and address of agent for service)


                                 (949) 743-9525
          (Telephone number, including area code, of agent for service)



                                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)          SHARE (2)             PRICE(2)         REGISTRATION FEE (3)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 3,000,000               $0.76              $2,280,000             $288.88
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on March 12, 2004, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.


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


                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same incentive equity plan is effective.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2003 (FILE NO. 333-104741) IS HEREBY INCORPORATED BY REFERENCE.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference into this Registration Statement:

      (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 15, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

      (b) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed by the Registrant with the Commission on September 24, 2003.

      (c) The Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, filed by the Registrant with the Commission on December 2, 2003.

      (d) The Current Report on Form 8-K, filed by the Registrant with the Commission on February 11, 2004.

      (e) The Current Report on Form 8-K, filed by the Registrant with the Commission on October 14, 2003.

      (f) The Current Report on Form 8-K, filed by the Registrant with the Commission on August 4, 2003.

      (g) The description of the common stock, par value $0.001 per share ("Common Stock"), of the Registrant contained in the Registrant's registration statement on Form S-8, including any amendment or report filed for the purpose of updating such description filed with the Commission on April 25, 2003.

      (h) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


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

ITEM 8.           EXHIBITS.

        5.0      Opinion regarding legality

        23.1     Consent of Richardson & Patel, LLP (included in Exhibit 5)

        23.2     Consent of Stonefield Josephson, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, State of California, on this 27th day of February 2004.


                             UNIVERSAL GUARDIAN HOLDINGS, INC.


                             By: /s/ Michael J. Skellern
                                 --------------------------------------------
                                 Michael J. Skellern, Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated:  February 27, 2004               /s/ Michael J. Skellern
                                        -----------------------------
                                        Michael J. Skellern, Director


Dated:  February 27, 2004               /s/ Dennis M. Cole
                                        -----------------------------
                                        Dennis M. Cole, Director


Dated:  February 27, 2004               /s/ Thomas J. Pernice
                                        -----------------------------
                                        Thomas J. Pernice, Director


Dated:  February 27, 2004               /s/ Mel. R. Brashears
                                        -----------------------------
                                        Mel R. Brashears, Director



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